Exhibit 99.1

Volcano Corporation Appoints Leslie V. Norwalk and Dr. Eric J. Topol

to Board of Directors

San Diego, October 28, 2011 — Volcano Corporation (NASDAQ: VOLC), a leading developer and manufacturer of precision guidance therapy tools designed to enhance the treatment of coronary and peripheral vascular disease, today announced the appointment of Leslie V. Norwalk, Esq., and Eric J. Topol, M.D., to the company’s board of directors.

Ms. Norwalk currently serves as strategic counsel to EpsteinBeckerGreen, P.C., EBG Advisors and National Health Advisors. She also is an advisor to three private equity firms, Warburg Pincus, Ferrer Freeman & Company and Enhanced Equity Fund, and to the hedge fund Kingdon Capital Management. Previously, Ms. Norwalk served, during the administration of George W. Bush, as the acting administrator for the Centers for Medicare & Medicaid Services (CMS), where she managed the day-to-day operations of Medicare, Medicaid, state child health insurance programs, survey and certification of healthcare facilities and other federal healthcare initiatives.

Dr. Topol is the director of the Scripps Translational Science Institute, a National Institutes of Health-funded program of the Clinical and Translational Science Award (CTSA) Consortium. He also is the Gary and Mary West Endowed Chair of Innovative Medicine; professor of genomics at The Scripps Research Institute; the chief academic officer of Scripps Health; and a senior consultant cardiologist practitioner at the Scripps Clinic. An innovator in wireless medicine, Dr. Topol is the vice-chairman and a founding board member of the newly established Gary and Mary West Wireless Health Institute. He is also a member of the board of directors of DexCom, Inc.

“Leslie’s experience in key roles at CMS and her deep knowledge of healthcare policy and compliance will be invaluable to Volcano as we navigate the reimbursement landscape and drive the future growth of the company,” said Roy T. Tanaka, a member of Volcano’s board of directors and chairman of the Governance and Compliance Committee. “Eric’s longstanding thought leadership in cardiovascular medicine and his recent forward-thinking contributions to the burgeoning field of genomics and wireless medicine will help us shape our future offerings.”

About Volcano Corporation

Volcano Corporation is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information—using light and sound as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company's website at www.volcanocorp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered "forward-looking statements." Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties which may cause Volcano's results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the pace and extent of market adoption of the company's products and technologies, growth strategies, timing and achievement of product development milestones, the impact and benefits of market development, product introductions, unexpected new data, safety and technical issues, market conditions, dependence on third parties, and other risks inherent to medical device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano's filings made with the Securities and Exchange Commission, including our recent annual report on Form 10-K. Undue reliance should not be placed on forward-looking statements which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Edrienne Brandon

Volcano Corporation

858-720-4136

Neal Rosen

Ruder Finn

415-692-3058